                                                                     EXHIBIT 4.3

                          UNIFI COMMUNICATIONS, INC.
                  AMENDED AND RESTATED 1993 STOCK OPTION PLAN


      1.     Definitions. As used in this 1993 Amended and Restated Stock Option
             -----------
Plan of Fax International, Inc., the following terms shall have the following meanings:

      1.1.   Board means the Company's Board of Directors.
             -----

      1.2.   Code means the federal Internal Revenue Code of 1986, as amended.
             ----

      1.3.   Committee means the Compensation Committee of the Board, or any
             ---------
other committee appointed by the Board, responsible for the administration of the Plan, as provided in section 5 of the Plan, or, in the absence of either such committee, the Board as a whole.

      1.4. Company means UNIFI Communications, Inc. (f/k/a Fax International,
           -------
Inc.) a Delaware corporation.

      1.5.   Employment Agreement means an agreement, if any, between the
             ---------- ---------
Company and an Optionee, setting forth, inter alia, conditions and
                                        ----- ----
restrictions upon the transfer of shares of Stock.

      1.6.   Fair Market Value means on any date (i) if the Stock is traded on a
             ---- ------ -----
stock exchange or on the Nasdaq National Market, the closing price on the most recent trading day on or immediately preceding (as the Committee may determine) the date in question or, if no trades were reported on such date, the closing price on the most recent trading day preceding such date on which a trade occurred, and (ii) if the Stock is not traded on a stock exchange or the Nasdaq National Market, the value of a share of Stock on such date as determined by the Committee.

      1.7.  Grant Date means the date as of which an Option is granted, as
            ----- ----
determined under Section 7.

      1.8.  Incentive Option means an Option which by its terms is to be treated
            --------- ------
as an "incentive stock option" within the meaning of Section 422 of the Code.

      1.9.  Nonstatutory Option means any Option that is not an Incentive
            ------------ ------
Option.

      1.10. Option means an option to purchase shares of Stock granted under the
            ------
Plan.

      1.11. Option Agreement means an agreement between the Company and an
            ------ ---------
Optionee, setting forth the terms and conditions of an Option.

      1.12. Option Price means the price paid by and Optionee for a share of
            ------ -----
Stock upon exercise of an Option.

      1.13.  Optionee means a person eligible to receive an Option, as provided
             --------
in Section 6, to whom an Option shall have been granted under the Plan.

      1.14.  Plan means this Amended and Restated 1993 Stock Option Plan of the
             ----
Company, as amended from time to time.

      1.15.  Securities Act means the Securities Act of 1933, as amended.
             ---------- ---

      1.16.  Stock means Common Stock, par value $0.01 per share, of the
             -----
Company.

      1.17.  Ten Percent Owner means a person who owns, or is deemed within the
             --- ------- -----
meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or subsidiary corporation). Whether a person is a Ten Percent Owner shall be determined with respect to each Option based on the facts existing immediately prior to the Grant Date of such Option.

      1.18.  Vesting Year for any potion of any Incentive Option means the
             ------- ----
calendar year in which that portion of the Option first becomes exercisable.

      2.     Purpose. This Plan is intended to encourage ownership of Stock by
             -------
employees of and consultants to the Company and its subsidiaries and to provide additional incentives for them to promote the success of the Company's business. The Plan is intended to be an incentive stock option plan within the meaning of
Section 422 of the Code but not all Options granted hereunder are required to be Incentive Options.

      3.     Term of the Plan. Options may be granted hereunder at any time in
             ---- -- --- ----
the period commencing on the approval of the Plan by the Board and ending not later than ten (10) years after the earlier of adoption of the Plan by the Board or approval of the Plan by shareholders.

      4.     Stock Subject to the Plan. At no time shall the number of shares of
             ----- ------- -- --- ----
Stock then outstanding which are attributable to the exercise of the Options granted under the Plan, plus the number of shares then issuable upon exercise of outstanding Options granted under the Plan, exceed 2,750,000 shares, subject,
                                                                     -------
however, to the provisions of Section 17 of the Plan. Shares to be issued upon
-------
the exercise of Options granted under the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. If any Option expires or terminates for any reason without having been exercised in full, the shares not purchased thereunder shall again be available for Options thereafter to be granted.

      5.     Administration. The Plan shall be administered by the Committee. No
             --------------
member of the Committee shall receive a grant of an Option during service on the Committee and no member of the Committee shall have received a grant of an Option during the one-year period preceding such service. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making the following determinations with respect to each Option to be granted by the Company: (a) the employee or consultant to receive the Option; (b) whether the Option (if granted to an employee) will be an Incentive Option or Nonstatutory Option; (c) the time of granting the Option; (d) the number of shares subject to the Option;
(e) the Option Price; (f) the Option period; and (g) the Option exercise date or dates. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees and consultants, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this Section 5 shall be conclusive.

     6.   Eligibility.  An Option shall be granted only to an employee of or
          -----------
consultant to one or more of the Company or any subsidiary thereof. A director of one or more of the Company and any subsidiary who is not also an employee of or consultant to one or more of the Company or a subsidiary shall not be eligible to receive an Option granted under the Plan. As provided in Section 5, no member of the Committee shall be eligible to receive an Option.

     7.   Time of Granting Options.  The granting of an Option shall take place
          ---- -- ----------------
at the time specified in the Option Agreement. Only if expressly so provided in the Option Agreement shall the Grant Date be the date on which an Option Agreement shall have been duly executed and delivered by the Company and the Optionee.

     8.   Option Price.  The Option Price under each Incentive Option shall be
          ------ -----
not less than 100% of the Fair Market Value of Stock on the Grant Date, or not less than 110% of the Fair Market Value of Stock on the Grant Date if the Optionee is a Ten Percent Owner. The Option Price under each Nonstatutory Option shall not be so limited solely by reason of this Section 8.

     9.   Option Period.  No Incentive Option may be exercised later than the
          ------ ------
tenth (10th) anniversary of the Grant Date, but in any case not later than the fifth (5th) anniversary of the Grant Date, if the Optionee is a Ten Percent Owner. The Option period under each Nonstatutory Option shall not be so limited solely by reason of this Section 9. An Option may become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may accelerate the exercisability of such Option in whole or in part at any time, provided the acceleration of the exercisability of any Incentive Option would not cause the Option to fail to comply with the provisions of
Section 422 of the Code.

     10.  Limit on Incentive Option Characterization.  No Incentive Option shall
          ----- -- --------- ------ ----------------
be considered an Incentive Option to the extent pursuant to its terms it would permit the Optionee to purchase for the first time in any Vesting Year under that Incentive Option more than the number of shares of Stock calculated by dividing the current limit by the Option Price. The current limit for any Optionee for any Vesting Year shall be $100,000 minus the aggregate Fair Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in the Vesting Year under each other Incentive Option granted to the Optionee under the Plan after December 31, 1986 and each other incentive stock option granted to the Optionee after December 31, 1986 under any other incentive stock option plan of the Company (and any parent and subsidiary corporations).

     11.  Exercise of Option.  An Option may be exercised by the Optionee giving
          ------------------
written notice, in the manner provided in Section 21, specifying the number of shares with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or certified or bank check payable to the order of the Company in an amount equal to the option price of the shares to be purchased plus any required withholding tax as provided in
Section 14; provided, however, that after the date that any shares of Stock have
            --------  -------
been registered under the Securities Act for sale to the public pursuant to an effective registration statement filed with the Securities and Exchange Commission, such payment may be made, at the election of the Optionee or other person or persons entitled to exercise the Option: (a) in cash or certified or bank check as provided above, (b) in the form of Stock owned by the Optionee (based on the Fair Market Value of the Stock on the day the Option is exercised) evidenced by negotiable stock certificates registered in the sole name of the Optionee or the names of the Optionee and spouse, or (c) in any combination of the consideration described in (a) and (b) above. Receipt by the Company of such notice and payment shall constitute the exercise of the Option. Within 30 days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable.

     12.  Restrictions on Issue of Shares.
          -------------------------------

          (a) Notwithstanding any other provision of the Plan, if, at any time, in the reasonable opinion of the Company the issuance of shares of Stock covered by the exercise of any Option may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation; and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

               (1) the shares with respect to which such Option has been exercised are at the time of the issue of such shares effectively registered under the Securities Act; or

               (2) a no-action letter in form and substance reasonably satisfactory to the Company with respect to the issuance of such shares shall have been obtained by the Company from the Securities and Exchange Commission.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

           (b) Each certificate representing shares issued upon the exercise of an Option will bear restrictive legends which may refer to this Plan and to applicable restrictions under the Employment Agreement.

     13.   Purchase for Investment; Subsequent Registration.
           -------- --- ----------  ---------- ------------

           (a) Unless the shares to be issued upon exercise of an Option granted under the Plan have been effectively registered under the Securities Act, the Company shall be under no obligation to issue any shares covered by any Option unless the person who exercises such Option, in whole or in part, shall give a written representation to the Company which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the Option as an investment and not with a view to, or for sale in connection with, the distribution of any such shares.

           (b) Each share of Stock issued pursuant to the exercise of an Option granted pursuant to this Plan may bear a reference to the investment representation made in accordance with this Section 13 and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to said Stock.

           (c) If the Company shall deem it necessary or desirable to register under the Securities Act or other applicable statutes any shares with respect to which an Option shall have been granted, or to qualify any such shares for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each Option holder, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

     14.   Withholding; Notice of Disposition of Stock Prior to Expiration of
           -----------  ------ -- ----------- -- ----- ----- -- ---------- --
Specified Holding Period.
--------- ------- ------

           (a) Whenever shares are to be issued in satisfaction of an Option granted hereunder, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares.

           (b) The Company may require as a condition to the issuance of shares covered by any Incentive Option that the party exercising such Option give a written representation to the Company which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she will report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code. If and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, the Company shall have the right to require that the recipient remit to the Company an amount sufficient to satisfy those requirements; and the Company may require as a condition to the issuance of shares covered by an Incentive Option that the party exercising such option give a satisfactory written representation promising to make such a remittance.

     15.   Termination of Association with the Company.
           ----------- -- ----------- ---- --- -------

           (a) If the Optionee's employment or association with the Company is terminated, whether voluntarily or otherwise, the Option, to the extent the Option is exercisable on the date of termination, may be exercised by the Optionee but only for the period specified in the Option Agreement. Military or sick leave shall not be deemed a termination of employment, provided that it
                                                            --------
does not exceed the longer of 90 days or the period during which the absent Optionee's reemployment rights, if any, are guaranteed by status or by contract.

     16.   Transferability of Options. Options shall not be transferable,
           --------------- -- -------
otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee.

     17.   Adjustment of Number of Option Shares. In the event of any stock
           ---------- -- ------ -- ------ ------
dividend payable in Stock or any split-up or contraction in the number of shares of Stock after the date of the Option Agreement and prior to the exercise in full of the Option, the number of shares subject to such Option Agreement and the price to be paid for each share subject to the Option shall be proportionately adjusted. In the event of any reclassification or change of outstanding shares of Stock or in case of any consolidation or merger of the Company with or into another company or in case of any sale or conveyance to another company or entity of the property of the Company as a whole or substantially as a whole, shares of stock or other securities equivalent in kind and value to those shares an Optionee would have received if he or she had held the full number of shares of Stock subject to the Option immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and had continued to hold those shares (together with all other shares, stock and securities thereafter issued in respect thereof) to the time of the exercise of the Option shall thereupon be subject to the Option. Upon dissolution or liquidation of the Company, the Option shall terminate, but the Optionee (if at the time in the employ or retained as a consultant of the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the extent not theretofore exercised. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by the Option shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. In the event of changes in the outstanding Stock by reason of any stock dividend, split-up, contraction, reclassification, or change of out-standing shares of Stock of the nature contemplated by this
Section 17, the number of shares of Stock available for the purpose of the Plan as stated in Section 4 shall be correspondingly adjusted.

     18.  Reservation of Stock. The Company shall at all times during the term
          --------------------
of the Option reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

     19.  Limitation of Rights in Stock; No Special Employment or Other Rights.
          -----------------------------  -------------------------------------
The Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock covered by an Option, except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to the Optionee or his agent. Any Stock issued pursuant to the Option shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation, the By-laws of the Company, and the Employment Agreement, if any. Nothing contained in the Plan or in any Option shall confer upon any Optionee any right with respect to the continuation of his or her employment with, or retention as a consultant or advisor to, the Company (or any subsidiary), or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment, consulting or advisory relationship or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

     20.  Termination and Amendment of the Plan. The Board may at any time
          -------------------------------------
terminate the Plan or make such modifications of the Plan as it shall deem advisable. No termination or amendment of the Plan may, without the consent of the Optionee to whom any Option shall theretofore have been granted, adversely affect the rights of such Optionee under such Option. In considering whether to modify or amend the Plan, the Board shall consider whether such modification or amendment requires the consent of the Company's stockholders to continue to be eligible for the favorable treatment given to the Plan pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and Section 422 of the Code. If such consent would be required for such amendment, and the Board determines that the continuation of such treatment under Rule 16b-3 and/or
Section 422 (or any successor provisions) is desirable for the Company, then the Board shall timely seek the appropriate stockholder consent for such amendment.

     21.  Notices and Other Communications. All notices and other communications
          --------------------------------
required or permitted under the Plan shall be effective if in writing and if delivered or sent by certified or registered mail, return receipt requested (a) if to the Optionee, at his or her residence address last filed with the Company, and (b) if to the Company, at 67 South Bedford Street, Suite 100E, Burlington, MA 01803, Attention: President or to such other persons or addresses as the Optionee or the Company may specify by a written notice to the other from time to time.

                            FAX INTERNATIONAL, INC.

                                FIRST AMENDMENT
                                    TO THE
                             AMENDED AND RESTATED
                            1993 STOCK OPTION PLAN
                            ----------------------


                              As of June 27, 1995


     WHEREAS, the Amended and Restated 1993 Stock Option Plan of Fax International, Inc. (the "Plan") provides that the maximum number of shares of Stock ("Optioned Shares") that are, from time to time, (i) then outstanding and attributable to the exercise of Options granted under the Plan, and (ii) then issuable upon exercise of outstanding Options granted under the Plan, is 2,750,000 shares, subject to adjustment under Section 17 of the Plan.


     WHEREAS, the Company desires to increase the number of Optioned Shares by 250,000 shares, to a total number of Optioned Shares of 3,000,000.


     NOW, THEREFORE, the Plan is hereby amended as follows:

     1. All capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Plan.

     2. The first sentence of Section 4 of the Plan is hereby amended to read in its entirety as follows:

     At no time shall the number of shares of Stock then outstanding which are attributable to the exercise of Options granted under the Plan, plus the number of shares then issuable upon exercise of outstanding Options granted under the Plan, exceed 3,000,000 shares, subject, however, to the
                                              -------  -------
     provisions of Section 17 of the Plan.

     3. Except as specifically amended by this Amendment, the Plan shall remain and continue in full force and effect and, as further amended by this Amendment, shall for all purposes be and constitute the Amended and Restated 1993 Stock Option Plan of Fax International, Inc.

                            FAX INTERNATIONAL, INC.

                                FIRST AMENDMENT
                                    TO THE
                             AMENDED AND RESTATED
                            1993 STOCK OPTION PLAN
                            ----------------------


                              As of August 25, 1995


     WHEREAS, the Amended and Restated 1993 Stock Option Plan of Fax International, Inc. (the "Plan") provides that the maximum number of shares of Stock ("Optioned Shares") that are, from time to time, (i) then outstanding and attributable to the exercise of Options granted under the Plan, and (ii) then issuable upon exercise of outstanding Options granted under the Plan, is 3,000,000 shares, subject to adjustment under Section 17 of the Plan.


     WHEREAS, the Company desires to increase the number of Optioned Shares by 1,325,000 shares, to a total number of Optioned Shares of 4,325,000.


     NOW, THEREFORE, the Plan is hereby amended as follows:

     1. All capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Plan.

     2. The first sentence of Section 4 of the Plan is hereby amended to read in its entirety as follows:

     At no time shall the number of shares of Stock then outstanding which are attributable to the exercise of Options granted under the Plan, plus the number of shares then issuable upon exercise of outstanding Options granted under the Plan, exceed 4,325,000 shares, subject, however, to the
                                              -------  -------
     provisions of Section 17 of the Plan.

     3. Except as specifically amended by this Amendment, the Plan, as previously amended, shall remain and continue in full force and effect and, as further amended by this Amendment, shall for all purposes be and constitute the Amended and Restated 1993 Stock Option Plan of Fax International, Inc.

                          UNIFI COMMUNICATIONS, INC.

                                THIRD AMENDMENT
                                    TO THE
                             AMENDED AND RESTATED
                            1993 STOCK OPTION PLAN
                            ----------------------

                              As of July 1, 1997

     WHEREAS, the Amended and Restated 1993 Stock Option Plan of UNIFI Communications, Inc. (f/k/a Fax International, Inc.), as amended (the "Plan") provides that the maximum number of shares of Stock ("Optioned Shares") that are, from time to time, (i) then outstanding and attributable to the exercise of Options granted under the Plan, and (ii) then issuable upon exercise of outstanding Options granted under the Plan, is 4,325,000 shares, subject to adjustment under Section 17 of the Plan.

     WHEREAS, the Company desires to increase the number of Optioned Shares by 1,250,000 shares, to a total number of Optioned Shares of 5,575,000.

     NOW, THEREFORE, the Plan is hereby amended as follows:

     1. All capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Plan.

     2. The first sentence of Section 4 of the Plan is hereby amended to read in its entirety as follows:

     At no time shall the number of shares of Stock then outstanding which are attributable to the exercise of Options granted under the Plan, plus the number of shares then issuable upon exercise of outstanding Options granted under the Plan, exceed 5,575,000 shares, subject, however, to the provisions of Section 17
                               -------  -------
of the Plan.

     3. Except as specifically amended by this Amendment, the Plan, as previously amended, shall remain and continue in full force and effect and, as further amended by this Amendment, shall for all purposes be and constitute the Amended and Restated 1993 Stock Option Plan of UNIFI Communications, Inc.